UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2011

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court, Suite 100 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2011, The Active Network, Inc., a Delaware corporation (“Active”), entered into a Credit Agreement (the “New Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, and the lenders from time to time party thereto. In connection with the New Credit Agreement, all of the indebtedness outstanding under Active’s existing Loan and Security Agreement, dated October 30, 2008, as amended, with Square 1 Bank (the “Square 1 Loan Agreement”) was repaid and the Square 1 Loan Agreement was terminated.

The New Credit Agreement provides for a five-year, senior secured revolving credit facility in an initial aggregate principal amount of $50 million (the “Credit Facility”). The Credit Facility includes a $15 million sublimit for the issuance of standby letters of credit and a $5 million sublimit for swing line loans, which will be available on a same-day basis. The Credit Facility also includes an “accordion” feature which allows Active, subject to certain terms and conditions, to increase the lending commitments by up to $25 million. The proceeds of the Credit Facility are expected to be used, together with cash on hand, to refinance existing indebtedness, for capital expenditures and acquisitions, and to provide generally for ongoing working capital requirements and other corporate purposes.

To secure its borrowings under the Credit Facility, Active entered into customary pledge and security agreements with the lenders. In addition, all of Active’s obligations under the Credit Facility are guaranteed by Active’s material existing and future domestic subsidiaries.

Subject to certain limited exceptions, the applicable interest rate under the Credit Facility is calculated at a per annum rate equal to (a) 1.5% above the applicable LIBOR rate, or (b) 0.5% above (i) the greatest of (x) the prime rate, (y) the federal funds effective rate plus 0.5% or (z) a daily rate equal to one-month LIBOR plus 1.00%. The unused portion of the Credit Facility will also be subject to an unused fee that will be calculated at a per annum rate of 0.25%.

The New Credit Agreement requires Active to comply with certain financial covenants and ratios, including a quarterly consolidated leverage ratio of consolidated funded indebtedness to EBITDA of not more than 2.5 to 1.0, decreasing to 1.5 to 1.0 over time, and a quarterly consolidated fixed charge coverage ratio of not less than 1.5 to 1.0. The New Credit Agreement also contains customary representations and warranties, affirmative and negative covenants, and conditions to borrowing. The affirmative and negative covenants restrict, among other things, the ability of Active and its subsidiaries to create certain liens, incur certain indebtedness and guarantees, make certain investments or acquisitions, merge or consolidate, dispose of assets, pay dividends, repurchase or redeem capital stock, change the nature of their businesses, and enter into certain transactions with affiliates.

The Credit Facility has a maturity date of December 16, 2016, but the outstanding amounts may be prepaid at any time without penalty or premium (except for certain customary break funding payments in connection with LIBOR loans). Payment of the amounts owed under the Credit Facility may be accelerated, and the lenders’ commitments under the New Credit Agreement may be terminated, upon an “event of default,” as defined in the New Credit Agreement, such as failure to pay amounts owed when due, breach of a covenant, material inaccuracy of a representation or occurrence of bankruptcy, subject in some cases to cure periods.

Certain of the lenders and the agents (and their respective subsidiaries or affiliates) under the New Credit Agreement have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Active or its subsidiaries. These parties have received, and may in the future receive, customary compensation from Active or its subsidiaries for such services.

The foregoing description of the Credit Facility is not intended to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, the Security Agreement and the Pledge Agreement, copies of which are attached hereto as Exhibit 10.33, 10.34 and 10.35, respectively, and which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 16, 2011, in connection with its entry into the New Credit Agreement as disclosed in Item 1.01 of this Current Report on Form 8-K, Active terminated the Square 1 Loan Agreement. There were no material early termination penalties incurred as a result of the termination of the Square 1 Loan Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.08	Shareholder Director Nominations

We expect to hold our 2012 annual meeting of stockholders on May 23, 2012. Stockholders interested in submitting a proposal for consideration at our 2012 annual meeting must do so by sending such proposal to our Corporate Secretary at The Active Network, Inc., 10182 Telesis Court, Suite 100, San Diego, CA 92101, Attn: General Counsel. Under the Securities and Exchange Commission’s proxy rules, we have set the deadline for submission of proposals to be included in the proxy materials for the 2012 annual meeting as January 24, 2012. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2012 annual meeting, any such stockholder proposal must be received by our Corporate Secretary on or before January 24, 2012, and comply with the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as our Amended and Restated By-Laws. Any stockholder proposal received after January 24, 2012 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Amended and Restated By-Laws.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.33	Credit Agreement, dated as of December 16, 2011, by and among The Active Network, Inc., as Borrower, the subsidiaries of Borrower named therein, as Guarantors, the lenders named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager.

10.34	Security Agreement, dated as of December 16, 2011, by and among The Active Network, Inc., as Borrower, the subsidiaries of Borrower named therein, as Guarantors, and Bank of America, N.A., as Administrative Agent.

10.35	Pledge Agreement, dated as of December 16, 2011, by and among The Active Network, Inc., as Borrower and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: December 21, 2011	/s/ Scott Mendel
Scott Mendel
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

10.33	Credit Agreement, dated as of December 16, 2011, by and among The Active Network, Inc., as Borrower, the subsidiaries of Borrower named therein, as Guarantors, the lenders named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager.

10.34	Security Agreement, dated as of December 16, 2011, by and among The Active Network, Inc., as Borrower, the subsidiaries of Borrower named therein, as Guarantors, and Bank of America, N.A., as Administrative Agent.

10.35	Pledge Agreement, dated as of December 16, 2011, by and among The Active Network, Inc., as Borrower and Bank of America, N.A., as Administrative Agent.